CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Genesis Realty Group, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Glick, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending March 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in such Quarterly Report on Form 10-QSB for the period ending March 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Genesis Realty Group, Inc.

Dated: May 19, 2006

GENESIS REALTY GROUP, INC.

By: /s/ Jeffrey Glick

Jeffrey Glick

Chief Executive Officer and

Principal Financial Officer